Exhibit 10.4

2009 Incentive Plan Nonstatutory Stock Option Agreement

Non-Employee Director

We are pleased to inform you that you have been granted an option to purchase common stock of PerkinElmer, Inc. (“PerkinElmer”).

This agreement evidences the grant by PerkinElmer on [GRANT DATE] (the “Date of Grant”) to [NAME OF DIRECTOR] (“You” or the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2009 Incentive Plan (the “Plan”), a total of [NUMBER] shares of common stock of the Company at $[EXERCISE PRICE] per share. Unless earlier terminated, this option shall expire at 5:00 pm Eastern time on [EXPIRATION DATE] (the “Last Date to Exercise”).

Your grant has been made under the Plan which, together with the terms contained herein, establish the terms and conditions of your grant (the “Agreement”). The terms of the Plan are incorporated herein by reference. A copy of the Plan has been furnished to you electronically and is accessible along with this Agreement. Please review the Plan carefully.

Vesting:

[VESTING TERMS]. Your option will also vest in connection with a Change in Control Event as described below.

Exercise:

You may exercise this option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place by the Last Date to Exercise or such earlier date as is set forth below following your death, disability or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date less any shares you have previously acquired by exercising this option.

Service Requirements:

In the event of your cessation of service as a director, the following terms apply:

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If your service as a director ceases for reasons other than retirement (as defined below), death, or total disability, you will be able to exercise your stock options that are vested as of your last day of service as a director through the earlier of the option’s Last Date to Exercise or three (3) months from your last day of service as a director. All unvested stock options will be cancelled.

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If you terminate your service as a director after attainment of age 55 and you have had 10 years of service as a director at the time of your termination of service, your options will become 100% vested and you will be able to exercise your vested stock options the earlier of the option’s Last Date to Exercise or three (3) years from the effective date of termination.

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If your service as a director is terminated due to your death or total disability, your unvested options become 100% vested. You, in the event of your total disability, or your estate, in the event of your death, have the until the earlier of the option’s Last Date to Exercise or one (1) year after your last day of service as a director to exercise your options.

The option may be transferred to your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, any other entity in which these persons (or you) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to this option prior to the transfer. The transfer shall not be effective until you have notified the Company in writing that the transfer has occurred. Except as provided herein, this option shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

Taxes and Withholding:

This option is intended to be a nonstatutory stock option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

NonEmployeeDirector April 2009

Consequences of a Change in Control:

If there is a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan) and you were a non-employee director of the Company immediately prior to the consummation of such Change in Control Event, your unvested stock options become 100% vested immediately prior to such Change in Control Event.

For purposes of this Agreement:

A “Change in Control Event” means an event or occurrence set forth in any one or more of clauses (i) through (iv) below (including an event or occurrence that constitutes a Change in Control Event under one of such clauses but is specifically exempted from another such clause):

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of PerkinElmer if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of common stock of PerkinElmer (the “Outstanding PerkinElmer Common Stock”) or (B) the combined voting power of the then-outstanding securities of PerkinElmer entitled to vote generally in the election of directors (the “Outstanding PerkinElmer Voting Securities”); provided, however, that for purposes of this paragraph (i), none of the following acquisitions of Outstanding PerkinElmer Common Stock or Outstanding PerkinElmer Voting Securities shall constitute a Change in Control Event: (I) any acquisition directly from PerkinElmer (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of PerkinElmer, unless the Person exercising, converting or exchanging such security acquired such security directly from PerkinElmer or an underwriter or agent of PerkinElmer), (II) any acquisition by PerkinElmer, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PerkinElmer or any corporation controlled by PerkinElmer, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclauses (A) and (B) of clause (iii) of this definition; or

(ii)	such time as directors who are Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to PerkinElmer), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the grant date of your option or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving PerkinElmer or a sale or other disposition of all or substantially all of the assets of PerkinElmer (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding PerkinElmer Common Stock and Outstanding PerkinElmer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns PerkinElmer or substantially all of PerkinElmer’s assets either directly or through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding PerkinElmer Stock and Outstanding PerkinElmer Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	approval by the stockholders of PerkinElmer of a complete liquidation or dissolution of PerkinElmer.

NonEmployeeDirector April 2009